                                  EXHIBIT 24.3

STATE OF NORTH CAROLINA

COUNTY OF UNION

                               POWER OF ATTORNEY


       KNOW ALL MEN BY THESE PRESENTS, that I, Nathan Koenigsberg, a Director of L.A. T SPORTSWEAR, INC., a Georgia corporation, do constitute and appoint Isador E. Mitzner and David L. Shelton, and each of them, my true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for me in any and all capacities, to sign, on my behalf and in my stead pursuant to the requirements of the Securities Act of 1933, the Registration Statements on Form S-8 for L.A. T SPORTSWEAR, INC., in connection with its 1993 Employee Incentive Plan and Outside Directors Incentive Plan, and to file the same with the Securities and Exchange Commission, together with all exhibits thereto and other documents in connection therewith, and to sign on my behalf and in my stead, in any and all capacities, any amendments to said Registration Statements, incorporating such changes as the said attorneys-in-fact deem appropriate, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

       IN WITNESS WHEREOF, I have hereunto set my hand and seal this 30 day of April, 1996.


                                   /s/ Nathan Koenigsberg
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                                  Nathan Koenigsberg


                                ACKNOWLEDGEMENT

       BEFORE me this 30th day of April, 1996, came Nathan Koenigsberg, personally known to me, who in my presence did sign and seal the above and foregoing Power of Attorney and acknowledged the same as his true act and deed.


                                   /s/ Anita C. Walker
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                                  NOTARY PUBLIC

                                  State of  North Carolina
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                                  My Commission Expires:  June 11, 2000

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